138 Bartlett Street, Marlboro, MA 01752 USA
TL: 508.357.2221 FX: 508.229.0747 www.evergreensolar.com
PRESS RELEASE

Contacts:	Investors/Media:
Donald Muir	David Reichman
Chief Financial Officer	Vice President
Evergreen Solar, Inc.	Sharon Merrill Associates, Inc.
508-357-2221 x7708	617-542-5300
investors@evergreensolar.com	eslr@investorrelations.com
Evergreen Solar Announces Second-Quarter 2006 Results
Revenues More Than Double; Company Reports Successful Production Ramp in Germany,
Long-term Polysilicon Supply Arrangements, Advances in Thin Wafer and Quad Ribbon
Marlboro, Massachusetts, July 25, 2006 — Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced financial results for the quarter ended July 1, 2006.
During the second quarter of 2006:
•	Product revenues increased 106 percent to $22.0 million from $10.7 million in the second quarter of 2005, with EverQ production output contributing approximately $10.7 million of the total revenue.

•	EverQ’s factory production ramp in Germany went well and is on track to reach full production capacity by the end of the third quarter.

•	EverQ recorded a net profit for the month of June.

•	Evergreen Solar signed a binding memorandum of understanding with Q-Cells AG of Germany (FSE: QCE) and Renewable Energy Corporation AS of Norway (OSEAX: REC.OL) regarding new polysilicon supply agreements sufficient to allow EverQ to increase the solar module production capacity of its factory in Germany from about 30MW in 2006 to 80MW in 2007 and approximately 300MW in the second half of 2009 or early 2010

Evergreen Solar Announces Second-Quarter Results
July 25, 2006

•	In conjunction with the implementation of the EverQ supply agreements and consistent with the existing joint venture documents, Evergreen Solar, REC and Q-Cells have agreed to become equal partners in EverQ. Definitive agreements for the EverQ expansion are expected to be executed during the third quarter.
In addition to the positive results for the second quarter, Evergreen Solar signed the largest sales agreement in its history in early July. The five-year, approximately $200 million deal with SunEdison, LLC is Evergreen Solar’s fifth major contract secured since November 2005.
“Evergreen Solar continues to move forward on its vision — to rapidly advance photovoltaic technology and ultimately achieve economic parity with retail electricity,” said Richard M. Feldt, President and Chief Executive Officer. “Our polysilicon supply chain is stronger than ever before and the production ramp at EverQ is on track. In addition, Evergreen Solar’s R&D initiatives are progressing well. Our Marlboro factory is running 100 percent on thin wafer, setting the stage to begin conversion of EverQ’s factory to thin wafer during the third quarter. Our Quad Ribbon platform — Evergreen Solar’s next-generation technology — has successfully grown thousands of String Ribbon wafers in pilot production. Solar product demand continues to strengthen, and our deal with SunEdison, LLC raised the total value of Evergreen Solar’s current sales contracts to more than $600 million over the next five years.”
Second-Quarter 2006 Financial Results
Net loss attributable to common stockholders for the second quarter of 2006 was $7.5 million, or $0.11 per share. This figure includes approximately $1.7 million of Evergreen Solar’s share of net losses associated with the production ramp-up at EverQ and compares with a net loss of $4.5 million, or $0.07 per share, for the second quarter of 2005 and a net loss of $8.1 million, or $0.13 per share, for the first quarter of 2006. Evergreen Solar recorded equity-based compensation expenses of approximately $1.8 million during the second quarter of 2006.
Second-quarter 2006 product gross margin was positive 4.1 percent, compared with positive 6.2 percent for the second quarter a year ago and negative 12.5 percent for the first quarter of 2006. The expected year-over-year decrease in product gross margin primarily resulted from (i) negative gross margin recorded by EverQ associated with incremental manufacturing start-up costs, (ii) incremental costs associated with completing the conversion to thin-wafer production in Marlboro and (iii) increased stock-based compensation expense related to Evergreen Solar’s equity compensation plans incurred as a result of the adoption of new financial reporting standards. The 16.6 percentage point improvement in gross margin from the first quarter of 2006 was largely the result of the incremental $10.7 million of revenue generated from product manufactured by EverQ.

Evergreen Solar Announces Second-Quarter Results
July 25, 2006

Business Outlook and Guidance
In conjunction with the binding memorandum of understanding for EverQ, enabling EverQ to expand its capacity from 30MW in 2006 to approximately 300MW in late 2009 or early 2010, Q-Cells and REC will become equal partners with Evergreen Solar in EverQ. As a result, all three partners will share equally in the net income generated by the joint venture. In addition, Evergreen Solar anticipates receiving royalty payments from the Company’s thin ribbon technology, which it expects to license to EverQ. Evergreen Solar expects to account for its share of EverQ’s financial results under the equity method of accounting subsequent to the execution of the definitive agreements for the EverQ expansion, expected during the third quarter.
There are no changes anticipated in the current distribution arrangements under which Evergreen Solar purchases all solar modules manufactured by EverQ. Evergreen Solar continues to expect its reported revenue to increase throughout the year, more than doubling from 2005 levels for full-year 2006 as EverQ ramps production. The Company expects revenue generated from product purchased from EverQ to be between $16 to $22 million and between $23 to $25 million for the third and fourth quarters of 2006, respectively. Evergreen Solar expects quarterly revenue from product manufactured at its Marlboro factory to continue in the $10 to $12 million range for the balance of 2006. This revenue guidance is based upon current foreign exchange rates and the sale of all of EverQ’s production output.
Evergreen Solar continues to expect EverQ’s gross margin to be in a range of 12 to 25 percent in the third quarter of 2006 and to rise to a range of 30 to 35 percent by the fourth quarter of 2006. Gross margin at Evergreen Solar’s Marlboro facility is expected to be between 7 to 15 percent for the foreseeable future, as ongoing implementation of new technology initiatives in Marlboro will continue to affect gross margins. Evergreen Solar expects its combined gross margin to be between 10 to15 percent for the fourth quarter of 2006 — the first full quarter during which results will be reported under the equity method of accounting. The Company’s combined fourth quarter gross margin represents approximately one-third of EverQ’s gross margin, plus 100 percent of the gross margin generated by its Marlboro factory. Gross margin guidance excludes the impact of any costs associated with planned start-up expenses for the new 50MW EverQ facility, which have yet to be fully estimated.
Conference Call Information
Management will conduct a conference call at 5:00 p.m. (ET) today to review the Company’s second-quarter financial results. The conference call will be webcast live over the Internet. The webcast can be accessed by logging on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event.

Evergreen Solar Announces Second-Quarter Results
July 25, 2006

The call also can be accessed by dialing (866) 550-6338 or (347) 284-6930 prior to the start of the call. For those unable to join the live conference call, a replay will be available from 8:00 p.m. (ET) today through midnight (ET) on July 31. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 8861504. The webcast will also be archived on the Company’s website.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com.
Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.
A Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The Company cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to the Company’s expectations regarding future quarterly and annual financial performance including growth, revenue, earnings and gross margins performance; the Company’s expectations regarding EverQ’s future quarterly and annual financial performance including growth, revenue, earnings and gross margins performance; the Company’s expectations regarding future silicon supply for EverQ and the Company; the impact and terms and conditions of the proposed supply agreements and amended joint venture documents; increased production capacity at EverQ; the future ownership of EverQ; the expansion of EverQ’s Thalheim operations and its production schedule; the Company’s expectations regarding the marketing and sales of EverQ modules and the revenues of the Company associated with the resale of such modules; the Company’s expectations regarding the development of the Company’s thin-wafer technology and conversion to thin-wafer at EverQ; the success of the Company’s R&D initiatives; the Company’s expectations regarding the development of its prototype Quad Ribbon technology platform; the advancement of photovoltaic technology and the achievement of economic parity with retail electricity; the ability of the Company’s String Ribbon technology to accelerate the Company’s growth; future accounting treatment of EverQ; and the Company’s projected sales under existing sales contracts.

Evergreen Solar Announces Second-Quarter Results
July 25, 2006

These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the conditions to which any German government grant is subject, which includes, but is not limited to, receipt of European Union approval; the risk that any German government grant that has or may be approved is subject to forfeiture or repayment in whole or in part if EverQ fails to continue to meet the conditions for such grants or if such grants for any reason become unavailable from German or European Union sources; the success of EverQ is subject to numerous risks associated with the development of manufacturing facilities in international markets and depends on many factors that are outside of the Company’s control, including the availability of government grants and contributions by Q-Cells and REC; the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the partner’s business, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; the risk that the Company is unable to fulfill its supply obligations under existing sales agreements or that customers refuse to accept products under such agreements; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products.
In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission — including the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2006 and Quarterly Report on Form 10-Q filed with the SEC on May 11, 2006 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) — could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Evergreen Solar Announces Second-Quarter Results
July 25, 2006

Evergreen Solar, Inc. (Nasdaq: ESLR)
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31,	July 1,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$30,742	$24,926
Marketable securities	85,465	67,499
Accounts receivable, net of allowances for doubtful accounts and sales discounts of $65 and $0 at December 31, 2005 and July 1, 2006, respectively	4,124	18,404
Grants receivable	16,295	17,082
Inventory	3,634	11,867
Interest receivable	541	1,064
Other current assets	4,052	12,581

Total current assets	144,853	153,423

Deposits on fixed assets under construction	8,217	1,170
Restricted cash	1,582	1,390
Long-term investments	—	3,053
Deferred financing costs	2,877	2,656
Fixed assets, net	71,430	119,662

Total assets	$228,959	$281,354

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$12,210	$15,417
Short term borrowings	4,131	19,044
Other accrued expenses	1,625	15,167
Accrued employee compensation	1,778	1,789
Accrued warranty	705	705

Total current liabilities	20,449	52,122

Subordinated convertible notes	90,000	90,000
Deferred grants	16,284	23,087
Other long-term debt	3,553	16,875

Total liabilities	130,286	182,084

Minority interest in EverQ	11,223	9,657

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 61,965,231 and 67,143,913 issued and outstanding at December 31, 2005 and July 1, 2006, respectively	620	673
Additional paid-in capital	182,345	197,501
Accumulated deficit	(93,009)	(108,608)
Deferred compensation	(1,036)	—
Accumulated other comprehensive loss	(1,470)	47

Total stockholders’ equity	87,450	89,613

Total liabilities, minority interest and stockholders’ equity	$228,959	$281,354

Evergreen Solar Announces Second-Quarter Results
July 25, 2006

Evergreen Solar, Inc. (Nasdaq: ESLR)
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year-to-Date Period Ended
	July 2,	July 1,	July 2,	July 1,
	2005	2006	2005	2006
Revenues:
Product revenues	$10,679	$22,048	$20,966	$33,614
Research revenues	—	354	235	680

Total revenues	10,679	22,402	21,201	34,294

Cost of revenue:
Product revenue costs	10,018	21,121	19,953	34,129
Research revenue costs	—	354	235	680

Total cost of revenue	10,018	21,475	20,188	34,809

Gross margin	661	927	1,013	(515)

Operating expenses (1):
Research and development expenses	2,647	3,958	4,737	8,151
Selling, general and administrative expenses	2,992	6,396	4,952	10,796

Total operating expenses	5,639	10,354	9,689	18,947

Operating loss	(4,978)	(9,427)	(8,676)	(19,462)

Other income	203	1,033	641	1,451

Net loss before minority interest	(4,775)	(8,394)	(8,035)	(18,011)

Minority interest in EverQ loss	282	929	323	2,412

Net loss attributable to common stockholders	(4,493)	(7,465)	(7,712)	(15,599)

Net loss per share attributable to common stockholders (basic	$(0.07)	$(0.11)	$(0.13)	$(0.24)
and diluted)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	60,973	65,789	57,984	64,780

	Quarter Ended		Year-to-Date Period Ended
	July 2,	July 1,	July 2,	July 1,
(1) Includes the following amounts related to equity awards (in thousands):	2005	2006	2005	2006
Cost of product revenues	$—	$126	$—	$239
Research and development expenses	—	457	—	786
Selling, general and administrative expenses	—	1,263	—	1,989